Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

November 29, 2022

Tailwind Acquisition Corp.
1545 Courtney Avenue
Los Angeles, California 90046

Ladies and Gentlemen:

We have acted as counsel to Tailwind Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 46,919,020 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 5,959,510 shares of the Company’s Series A preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Common Stock and the Preferred Stock are being issued pursuant to the terms of the Business Combination Agreement, dated August 5, 2022 (the “Business Combination Agreement”), by and among the Company, Compass Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Nuburu, Inc., a Delaware corporation (“Nuburu”). Pursuant to the Business Combination Agreement, among other things, Merger Sub will merge with and into Nuburu, with Nuburu surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Business Combination Agreement, the Company will be renamed Nuburu, Inc., in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) by amending its certificate of incorporation (such transaction, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In this opinion, we refer to the Company following consummation of the Business Combination as “New Nuburu.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purpose of rendering the opinions expressed herein, including: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Commission on September 9, 2020; (iii) the Amended and Restated Bylaws of the Company, as filed with the Commission on September 9, 2020; (iv) the form of the Amended and Restated Certificate of Incorporation, to be adopted by New Nuburu upon the consummation of the Business Combination (the “New Nuburu Charter”); (v) the form of the Certificate of Designations of Series A Preferred Stock, par value $0.0001, to be adopted by New Nuburu upon the consummation of the Business Combination (the “Certificate of Designations”); (vi) resolutions of the board of directors of the Company and (vii) such other documents and matters of law as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all parties executing documents had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Brussels Chicago Frankfurt Houston London Los Angeles Milan

New York Palo Alto Paris Rome San Francisco Washington

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1. The Common Stock has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Business Combination Agreement, will be validly issued, fully paid and non-assessable.

2. The Preferred Stock has been duly authorized and, when issued and delivered in the manner contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

In connection with the opinions expressed above, we have assumed that:

1.Prior to completion of the Business Combination: (i) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) the stockholders of the Company will have approved, among other things, the Business Combination and (iii) the conditions to consummating the Business Combination will have been satisfied or duly waived; and

2.The current draft of (i) the New Nuburu Charter, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL and (ii) the Certificate of Designations, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State, that no other certificate or document, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the New Nuburu Charter and the Certificate of Designations.

The foregoing opinion is limited to the DGCL.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP